                                                                  EXHIBIT (3)(c)



                          Schedule of Sales Commissions
                         (Broker-Dealers other than ESI)



Broker-dealers other than ESI are compensated for sales of this Policy using both premium-based compensation as well as asset-based compensation. The premium-based compensation is calculated as a percentage of premium paid up to Target Premium plus a percentage of premium paid in excess of Target Premium. The schedule of percentage is as follows:


Percent of Premium up to Target Premium:


Policy Year                                     Gross Concession
-----------
      1-7                                             15%
      8+                                               5%




Percent of Premium in excess of Target Premium:

Policy Year                                     Gross Concession
-----------
      1+                                              2.5%



Asset-based compensation begins in policy year 1 and is 0.10% for the first 20 years and 0.05% thereafter. Asset-based compensation is payable at the end of each quarter, based on the total Account Value as of the end of each quarter.

                                                                  EXHIBIT (3)(c)



                          Schedule of Sales Commissions
                        (ESI Registered Representatives)



ESI Registered Representatives are compensated for sales of this Policy using both premium-based compensation as well as asset-based compensation. The premium-based compensation is calculated as a percentage of premium paid up to Target Premium plus a percentage of premium paid in excess of Target Premium. The schedule of percentage is as follows:


Percent of Premium up to Target Premium:


Policy Year                                     Commission
-----------
      1-7                                           10.5%
      8+                                             3.5%




Percent of Premium in excess of Target Premium:

Policy Year                                     Commission
-----------
      1+                                            1.75%




Asset-based compensation begins in policy year 1 and is 0.08% for the first 20 years and 0.04% thereafter. Asset-based compensation is payable at the end of each quarter, based on the total Account Value as of the end of each quarter.




                                     Page 2